AMERICAN ASSETS TRUST, INC. $250,000,000 of Common Stock EQUITY DISTRIBUTION AGREEMENT Dated: December 3, 2021

Table of Contents

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EXHIBITS
Exhibit A    –    Form of Placement Notice
Exhibit B    –    Authorized Individuals for Placement Notices and Acceptances
Exhibit C    –    Compensation
Exhibit D    –    Form of Opinions of Company Counsel
Exhibit E    –    Officer Certificate
Exhibit F    –    Issuer Pricing Free Writing Prospectus

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American Assets Trust, Inc.
$250,000,000 of Common Stock
EQUITY DISTRIBUTION AGREEMENT

December 3, 2021
Jefferies LLC
520 Madison Avenue
New York, NY 10022

Ladies and Gentlemen:

American Assets Trust, Inc., a Maryland corporation (the “Company”) and American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”) confirm their respective agreements (this “Agreement”) with Jefferies LLC (“Placement Agent”) as follows:
SECTION 1. Description of Securities.
The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to Placement Agent, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $250,000,000 (the “Maximum Amount”). The Company agrees that if it determines that Placement Agent will purchase any Securities on a principal basis, then it will enter into a separate underwriting or similar agreement in form and substance satisfactory to both the Company and Placement Agent covering such purchase.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate gross sales price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Placement Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Commission, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3ASR (File No. 333-252097), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Placement Agent, for use by Placement Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.
The Transaction Entities have also entered into four separate equity distribution agreements (each, an “Alternative Distribution Agreement”), each dated as of the date hereof, with Wells Fargo Securities, LLC, BofA Securities, Inc., Mizuho Securities USA LLC and BTIG, LLC, respectively (each, an “Alternative Placement Agent”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount. Whenever the Company determines to sell the Securities directly to an Alternative Placement Agent as principal, it will enter into a separate underwriting or similar agreement in form and substance satisfactory to both the Company and the Alternative Placement Agent covering such purchase.
SECTION 2. Placements.
Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Placement Agent or one or more Alternative Placement Agents, by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and the minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and, if addressed to Placement Agent, shall be addressed to each of the individuals from Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Placement Agent will, prior to 8:30 A.M. (eastern time) on the Business Day following the Business Day on which such Placement Notice is delivered to Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Placement Agent set forth on Exhibit B setting forth the terms that

Placement Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Placement Agent until the Company delivers to Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Placement Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Placement Agent and either (i) Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
SECTION 3. Sale of Placement Securities by Placement Agent.
Subject to the provisions of Section 6(a), Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Stock or directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, a “dark pool” or any similar market venue or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.
SECTION 4. Suspension of Sales. The Company or Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities by Placement Agent; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under the Alternative Distribution Agreements. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.
SECTION 5. Representations and Warranties.
(a)Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to Placement Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with Placement Agent, as follows:
(1)Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid or will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on January 14, 2021, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
At the respective times each of the Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by Placement Agent expressly for use therein. For purposes of this Agreement, the only information so furnished shall be Placement Agent’s name and the second paragraph under the caption “Plan of Distribution” (collectively, the “Placement Agent Information”).
The copies of the Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to Placement Agent (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished t

o the Company by Placement Agent specifically for use therein. The Company has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of Placement Agent.  The Company has retained, and will retain, in accordance with the Securities Act all Issuer Free Writing Prospectuses that are not required to be filed pursuant to the Securities Act.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act.
At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the earliest time the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.
Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
(2)Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.
(3)Independent Accountants. The accountants whose reports appear in the Registration Statement and the Prospectus or are incorporated by reference therein, are, and during the periods covered by such reports were, registered independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(4)Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the entities purported to be shown thereby (including the Company’s predecessor entities and the Company and its consolidated subsidiaries) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and subject to such rules and guidelines, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(5)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in or affecting any of the properties described in the Prospectus as owned or leased by the Company or its subsidiaries (the “Properties”) or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly distributions in amounts per share or per unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by either of the Transaction Entities or any of their subsidiaries on any class of its capital stock, the common units of limited partner interest in the Operating Partnership (the “Common Units”), or any other form of ownership interests.

(6)Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease, and operate its Properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
(7)Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated January 19, 2011 (the “Operating Partnership Agreement”), is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exchange, conversion or redemption of outstanding Common Units referred to in the Prospectus).
(8)Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and American Assets Services, Inc. (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock or equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date of this Agreement, the only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Form 10-K for the year ended December 31, 2020.
(9)Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible or exchangeable securities, Common Units or options referred to in the Prospectus). All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.
(10)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.
(11)Authorization and Enforceability of Operating Partnership Agreement. The Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, by each other party thereto) and is a valid and binding agreement of the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, of each other party thereto), enforceable against the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, against each other party thereto) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law.
(12)Authorization and Description of Securities. The Securities to be purchased by Placement Agent or one or more Alternative Placement Agents from the Company have been duly authorized for issuance and sale to Placement Agent or one or more Alternative Placement Agents pursuant to this Agreement and the Alternative Distribution Agreements, and, when issued and delivered by the Company pursuant to this Agreement or the Alternative Distribution Agreements against payment of the consideration set forth herein and therein, will be validly issued and fully paid and non-assessable. The Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and no holder of the Securities will be subject to personal liability by reason of being such a holder. The certificates to be used to represent any certificated Securities are in due and proper form and comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the NYSE. The issuance of the Securities is not subject to any preemptive or other similar rights of any securityholder of the Company.
(13)Authorization and Description of Common Units. All of the issued and outstanding Common Units have been duly authorized for issuance by the Operating Partnership and its general partner and validly issued. The terms of the Common Units conform in all material respects to the descriptions related thereto in the Prospectus.

Except as disclosed in the Prospectus, (i) no Common Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Common Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Units or any other securities of the Operating Partnership.
(14)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by either of the Transaction Entities under the Securities Act, except pursuant to that certain Registration Rights Agreement, dated as of January 19, 2011, by and among the Company and the holders listed on Schedule I thereto (the “Registration Rights Agreement”).
(15)Absence of Certain Events. Neither of the Transaction Entities nor any of the Properties has sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(16)Absence of Defaults and Conflicts. Neither of the Transaction Entities, nor any of their subsidiaries is (A)  in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership or similar organizational document, (B)  in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which either of the Transaction Entities or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the Properties or any other properties or assets of the Transaction Entities or any of their subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Transaction Entities or any of their subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Transaction Entities with their obligations hereunder have been duly authorized by all necessary corporate or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws, certificate of limited partnership, Operating Partnership Agreement or similar organizational document of either of the Transaction Entities or any of their subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of their subsidiaries.
(17)Absence of Labor Dispute. No material labor dispute with the employees of either of the Transaction Entities or any of their subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of their or any of their subsidiary’s material tenants that would result in a Material Adverse Effect.
(18)ERISA. Each Transaction Entity is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); except as would not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Transaction Entity would have any liability; except as would not reasonably be expected to result in a Material Adverse Effect, no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); each “pension plan” for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
(19)Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before, or brought by, any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Transaction Entities of their obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
(20)Accurate Disclosure. The statements in the Prospectus under the headings “The Offering,” “Description of Common Stock,” “Restrictions on Ownership and Transfer,” “Description of the Partnership Agreement of American Assets Trust, L.P.,” “Material Provisions of Maryland Law and of Our Charter and Bylaws” and “Plan of Distribution,” as well as the statements in Exhibit 99.1 to the Company’s and the Operating Partnership’s Current Report on Form 8-K filed with the Commission on January 14, 2021 under the heading “Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.
(21)Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described or filed as required.
(22)No Finder’s Fee. Except for any discounts and commissions payable by the Company to Placement Agent or one or more Alternative Placement Agents in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Prospectus, neither of the Transaction Entities has incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.
(23)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the NYSE, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).
(24)Possession of Licenses and Permits. Except as described in the Prospectus, each of the Transaction Entities and their subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary under applicable law to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Transaction Entities and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(25)Title to Property. (A) The Operating Partnership or a subsidiary thereof has good and marketable title (fee or, in the case of ground leases and as disclosed in the Prospectus, leasehold) to each Property, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except such as (1) are described in the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Entities or any of their subsidiaries; (B) neither the Transaction Entities nor any of their subsidiaries owns any real property other than the Properties; (C) each of the ground leases and subleases of real property, if any, material to the business of the Transaction Entities and their subsidiaries, considered as one enterprise, and under which the Transaction Entities or any of their subsidiaries holds properties described in the Prospectus, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by either of the Transaction Entities or any of their subsidiaries, and neither of the Transaction Entities nor any of their subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Transaction Entities or any of their subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of a Transaction Entity or any of their subsidiaries that are required to be disclosed in the Prospectus are disclosed therein; (E) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus, and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) except if and to the extent disclosed in the Prospectus, no Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties; and (H) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.
(26)Possession of Intellectual Property. The Transaction Entities and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to conduct the business now operated by them, and neither of the Transaction Entities nor any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(27)Environmental Laws. Except as described in the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither of the Transaction Entities nor any of their subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Transaction Entities and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either of the Transaction Entities or any of their subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
(28)Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement or the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Prospectus, since the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(29)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”). The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of either of the Transaction Entities, or to or for any family member or affiliate of any director or executive officer of either of the Transaction Entities.
(30)Payment of Taxes. All material United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed in a timely manner, and all such tax returns are correct and complete in all material respects and all taxes shown on such returns or otherwise due and payable have been paid, except for taxes and assessments with respect to which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed in a timely manner all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law (other than United States federal income tax law), except insofar as the failure to file such returns would not result in a Material Adverse Effect, and all such tax returns are correct and complete in all material respects. The Company and its subsidiaries have paid all material taxes (other than United States federal income taxes) due, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals, and reserves on the books of the Company in respect of taxes for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted in writing against the Company or any subsidiary, nor does any such entity know of any tax deficiencies that are likely to be asserted against the Company or any subsidiary that, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.
(31)Insurance. The Transaction Entities and their subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of its subsidiaries will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage that it has sought or for which it has applied. The Transaction Entities, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount equal to no less than eighty percent (80%) of the purchase price of each such Property.
(32)Investment Company Act. Neither of the Transaction Entities is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(33)Absence of Manipulation. Neither of the Transaction Entities, nor any of their respective affiliates, has taken, nor will take, directly or indirectly, any action that is designed to, or that has constituted or that would reasonably be expected to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(34)Foreign Corrupt Practices Act. None of the Transaction Entities, any of their subsidiaries, any of their respective directors or officers or, to the knowledge of either of the Transaction Entities, any agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Transaction Entities and, to the knowledge of each of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(35)Money Laundering Laws. The operations of each of the Transaction Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving either of the Transaction Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of either of the Transaction Entities, threatened.
(36)OFAC. None of the Transaction Entities, any of their subsidiaries, any of their respective directors or officers or, to the knowledge of either of the Transaction Entities, any agent, employee or affiliate or other person acting on behalf of either of the Transaction Entities or their subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(37)Lending Relationship. Except as described in the Prospectus, neither of the Transaction Entities (A) has any material lending or other relationship with any bank or lending affiliate of Placement Agent or any of the Alternative Placement Agents or (B) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Placement Agent or any of the Alternative Placement Agents.

(38)Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(39)Approval of Listing. The Securities have been approved for listing on the NYSE, subject to notice of issuance.
(40)Prior Sales of Common Stock or Common Units. Except (i) as disclosed in the Registration Statement and the Prospectus, (ii) for grants under the Equity Plans (as defined below) and (iii) for unregistered sales, issuances or distributions of shares of Common Stock or Common Units that would not be required to be disclosed under Item 3.02 of Form 8-K, the Company has not sold, issued or distributed any shares of Common Stock and the Operating Partnership has not sold, issued or distributed any Common Units.
(41)Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2011, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and thereafter.
(42)No Restrictions on Distributions or Repayment. Except as described in the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interest, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership.
(43)No Equity Awards. With respect to the stock options or other equity-based incentive awards (collectively, the “Awards”) granted pursuant to the equity-based compensation plans of either of the Transaction Entities and their subsidiaries (the “Equity Plans”), (i) each stock option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a stock option was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which Company securities are traded, (iv) the per share exercise price of each stock option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of each of the Transaction Entities and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Neither of the Transaction Entities has knowingly granted, and there is no and has been no policy or practice of the Transaction Entities of granting, stock options prior to, or otherwise coordinate the grant of stock options with, the release or other public announcement of material information regarding the Transaction Entities or their subsidiaries or their results of operations or prospects.
(44)Absence of Certain Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Prospectus which is not so described.
(45)Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Placement Agent as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by Placement Agent.
(46)Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(47)Proprietary Trading by Placement Agent. The Transaction Entities each acknowledges and agrees that Placement Agent has informed the Company that Placement Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account and for the account of its clients while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).
(48)Cybersecurity. The Transaction Entities and each of their subsidiaries have taken reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Transaction Entities’ and their subsidiaries’ businesses from unauthorized access. Without limiting the foregoing, the Transaction Entities and each of their subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, in all material respects, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent material breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). (A) To the knowledge of the Company, there has been no such Breach, and (B) the Transaction Entities and each of their subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, other than, with respect to (A) and (B) as would not reasonably be expected to result in a Material Adverse Effect. “Data” means information that is sensitive, confidential or identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person or household.

(b)Certificates. Any certificate signed by any officer of the Transaction Entities or any of their subsidiaries and delivered to Placement Agent or to counsel for Placement Agent shall be deemed a representation and warranty by the Transaction Entities to Placement Agent as to the matters covered thereby.
SECTION 6. Sale and Delivery to Placement Agent; Settlement.
(a)Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Placement Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that Placement Agent will be successful in selling Placement Securities, (ii) Placement Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) Placement Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).
(b)Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Placement Agent at which such Placement Securities were sold, after deduction for (i) Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Placement Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(c)Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Placement Agent’s or its designee’s account (provided Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (the “Custodian”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section

10(a) hereof, it will (i) hold Placement Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
(d)Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as Placement Agent may request in writing at least one full business day before the Settlement Date. The certificates representing any certificated Securities will be made available for examination and packaging by Placement Agent in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless Placement Agent shall otherwise instruct.
(e)Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors or a duly authorized committee thereof and notified to Placement Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof and notified to Placement Agent in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.
(f)Limitation on Placement Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of Placement Agent or an Alternative Placement Agent on any single given day (subject to the exceptions set forth in Section 7(k) below), but in no event more than one, and the Company shall in no event request that Placement Agent and the Alternative Placement Agents sell Securities on the same day.
(g)Period for Restrictions on Offers and Sales. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to Placement Agent given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and Placement Agent shall not be obligated to offer or sell any Securities, (i) during any period in which the Company is, or Placement Agent reasonably believes that the Company is, in possession of material non-public information, (ii) on any date on which the Company is making a presentation to investors at an investor or similar conference, or (iii) except as provided in Section 6(h), at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(h)Removal of Restrictions on Offers and Sales. If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to Placement Agent (with a copy to its counsel) a current report on Form 8-K that shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Placement Agent, and obtain the consent of Placement Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide Placement Agent with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p), (q) and (r), respectively, (iii) provide Placement Agent with a certificate of the Company’s Chief Financial Officer to the effect that (A) the accounting records, upon which the applicable financial information contained in the Earnings 8-K has been prepared, were prepared in conformity with GAAP and (B) nothing came to such officer’s attention since the issuance of the Earnings Announcement that caused such officer to believe that the applicable financial information contained in the Earnings Announcement was inaccurate in incomplete in any material respect or failed to fairly present, in all material respects, the financial condition, results of operations and cash flows of the Transaction Entities as of, and for, the periods presented in the Earnings Announcement, (iv) afford Placement Agent the opportunity to conduct a due diligence review in accordance with Section 7(m) and (v) file such Earnings 8-K with the Commission. Upon satisfaction of the foregoing, the provisions of clause (iii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant quarterly report on Form 10-Q or annual report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 and (B) this Section 6(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 6(g), which shall have independent application.
SECTION 7. Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally, covenants with Placement Agent as follows:
(a)Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Placement Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Placement Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Placement Agent’s request, any amendments or supplements to the

Registration Statement or Prospectus that, in Placement Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Placement Agent (provided, however, that the failure of Placement Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to Placement Agent within a reasonable period of time before the filing and Placement Agent has not reasonably objected thereto (provided, however, that the failure of Placement Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Placement Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).
(b)Notice of Commission Stop Orders. The Company will advise Placement Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
(c)Delivery of Registration Statement and Prospectus. The Company will furnish to Placement Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, except for those documents available via EDGAR, in each case as soon as reasonably practicable and in such quantities and at such locations as Placement Agent may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Placement Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Placement Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Placement Agent such number of copies of such amendment or supplement as Placement Agent may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained or included in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Placement Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with Placement Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Placement Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).
(f)Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Placement Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)Use of Proceeds. The Transaction Entities will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Placement Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.
(i)Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
(j)Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will use its best efforts to (i) comply with all provisions of the Securities Act and the Exchange Act and (ii) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(k)Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Placement Securities remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company will not, without
(i) giving Placement Agent at least five (5) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) Placement Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by Placement Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
(w) any shares of Common Stock to be offered and sold through Placement Agent or any Alternative Placement Agent pursuant to this Agreement, any Alternative Distribution Agreement or any terms agreement, (x) Common Stock issuable pursuant to any dividend reinvestment plan of the Company as it may be amended or replaced from time to time,
(y) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof and (z) the issuance of Securities in connection with the conversion of Common Units.
(l)Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Placement Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Placement Agent pursuant to this Agreement.

(m)Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Placement Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Placement Agent may reasonably request.
(n)Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K or a current report on Form 8-K the number of Placement Securities sold through Placement Agent and any Alternative Placement Agent, the Net Proceeds to the Company and the compensation payable by the Company to Placement Agent and any Alternative Placement Agent with respect to such Placement Securities.
(o)Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement or any Alternative Distribution Agreement and:
(1) each time the Company:
    (i) files the Prospectus relating to the Securities or amends or supplements the Registration Statement (other than a prospectus supplement relating solely to an offering of securities other than the Placement Securities) or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;
    (ii) files an annual report on Form 10-K under the Exchange Act;
    (iii) files a quarterly report on Form 10-Q under the Exchange Act; or
    (iv) files a current report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K) under the Exchange Act; and
(2) at any other time reasonably requested by Placement Agent (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Transaction Entities shall furnish Placement Agent with a certificate, in the form attached hereto as Exhibit E within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Placement Agent with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Placement Agent sells any Placement Securities, the Transaction Entities shall provide Placement Agent with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(p)Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to Placement Agent written opinions of Latham & Watkins LLP and Venable LLP (together, “Company Counsel”), or other counsel satisfactory to Placement Agent, in form and substance satisfactory to Placement Agent and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the form attached hereto as Exhibits D-1, D-2 and D-3, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish Placement Agent with a letter to the effect that Placement Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)Agent Legal Counsel Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, Placement Agent shall have received from Hogan Lovells US LLP, counsel for Placement Agent and the Alternative Placement Agents, such opinion or opinions, in form and substance satisfactory to Placement Agent, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish Placement Agent with a letter to the effect that Placement Agent may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(r)Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Registration Statement or the Prospectus) to furnish Placement Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB,
(ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(s)Market Activities. Neither of the Transaction Entities will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the

Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Placement Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.
(t)Compliance with Laws. The Transaction Entities and their respective subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Transaction Entities and their respective subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
(u)Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
(v)Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
(w)No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Placement Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than Placement Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Placement Agent as principal or agent hereunder.
(x)Sarbanes-Oxley Act. The Transaction Entities and their respective subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.
(y)Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify Placement Agent and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(z)REIT Treatment. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and for each subsequent year thereafter, unless and until the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(aa)Refusal to Purchase. If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 5(a)(1) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by Placement Agent the right to refuse to purchase and pay for such Securities.
(ab)Proprietary Trading by Placement Agent. The Company consents to Placement Agent trading in the Company’s Common Stock for its own account and for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement.
SECTION 8. Payment of Expenses.
(a)Expenses. The Transaction Entities jointly and severally agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Placement Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Placement Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Placement Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Transaction Entities, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of a single counsel for Placement Agent and the Alternative Placement Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (not to exceed $10,000), (vi) the printing and delivery to Placement Agent of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Placement Agent to investors, (vii) the preparation, printing and delivery to Placement Agent of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) filing fees incident to, and the reasonable fees and disbursements of counsel to Placement Agent in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (xi) if Securities having an aggregate offering price of $10,000,000 or more have not been offered and sold under this Agreement and the Alternative Distribution Agreements collectively by the eighteen-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Transaction Entities shall reimburse Placement Agent for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for Placement Agent incurred by Placement Agent and the Alternative Placement Agents in connection with the transactions contemplated by this Agreement (the “Placement Agent Expenses”, and together with the similar expenses incurred by the Alternative Placement Agents as defined in the Alternative Distribution Agreements, the “Expenses”) up to a maximum of $100,000 in the aggregate for all Expenses (the “Cap”). The Placement Agent Expenses shall be due and payable by the Transaction Entities to Placement Agent within five (5) business days of the Determination Date.

(b)Termination of Agreement. If this Agreement is terminated by Placement Agent in accordance with the provisions of Section 9 or Section 13(a)(i) hereof, the Transaction Entities shall reimburse Placement Agent for all of their outofpocket expenses, including the reasonable fees and disbursements of a single counsel for Placement Agent and the Alternative Placement Agents up to the Cap in the aggregate for all Expenses, unless Securities having an aggregate offering price of $10,000,000 or more have been offered and sold under this Agreement and the Alternative Distribution Agreements, collectively, prior to termination of this Agreement and each Alternative Distribution Agreement.
SECTION 9. Conditions of Placement Agent’s Obligations. The obligations of Placement Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Transaction Entities contained in this Agreement or in certificates of any officer of either of the Transaction Entities delivered pursuant to the provisions hereof, to the performance by the Transaction Entities of their covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).
(b)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by either of the Transaction Entities or any of their subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)No Misstatement or Material Omission. Placement Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Placement Agent’s reasonable opinion is material, or omits to state a fact that in Placement Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in or affecting any of the Properties or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries (including the Operating Partnership) considered as one enterprise, whether or not arising in the ordinary course of business.
(e)Opinions of Counsel for Company and Agent. Placement Agent shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(p), and of Hogan Lovells US LLP, required to be delivered pursuant to Section 7(q), on or before the date on which such delivery of such opinions is required pursuant to Sections 7(p) and (7)(q).
(f)Representation Certificate. Placement Agent shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o) and, to the extent applicable, the certificate of the Chief Financial Officer required to be delivered pursuant to Section 6(h)(iii) on or before the date on which delivery of such certificate is required pursuant to Section 6(h).
(g)Accountant’s Comfort Letter. Placement Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such opinion is required pursuant to Section 7(r).
(h)Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.
(i)No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements relating to the offering of the Securities.
(j)No Suspension. Trading in the Securities shall not have been suspended on the NYSE.
(k)Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Placement Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
(l)Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(m)Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Placement Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 21 hereof shall survive such termination and remain in full force and effect.
SECTION 10. Indemnification.
(a)Indemnification by the Transaction Entities. The Transaction Entities, jointly and severally, agree to indemnify and hold harmless Placement Agent, any broker-dealer affiliate of a Placement Agent involved in the distribution of the Securities, and each person, if any, who controls Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Placement Agent expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). For purposes of this Agreement, the only information so furnished shall be the Placement Agent Information.
(b)Indemnification by Placement Agent. Placement Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)  of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free

Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Placement Agent Information.
(c)Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (by forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Placement Agent and each person, if any, who controls Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Placement Agent; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Placement Agent and each person, if any, who controls Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and Placement Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and of Placement Agent on the other hand in connection with the statements or omissions.
The relative benefits received by the Transaction Entities on the one hand and Placement Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company on the one hand and the total commissions received by Placement Agent on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.
The relative fault of the Transaction Entities on the one hand and Placement Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Transaction Entities and Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 11, Placement Agent shall not be required to contribute any amount in excess of the amount by which the total commissions received by Placement Agent for Securities underwritten by it and distributed to the public exceeds the amount of any damages which Placement Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 11, each person, if any, who controls Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Transaction Entities or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Placement Agent or controlling person, or by or on behalf of the Transaction Entities, and shall survive delivery of the Securities to Placement Agent.
SECTION 13. Termination of Agreement.
(a)Termination; General. Placement Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time if, in the judgment of Placement Agent, (i) there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Placement Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or (iv) trading generally on the NYSE MKT LLC, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (vi) a banking moratorium has been declared by either Federal or New York authorities.
(b)Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(c)Termination by Placement Agent. Placement Agent shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(d)Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through Placement Agent or the Alternative Placement Agents on the terms and subject to the conditions set forth herein and in the Alternative Distribution Agreements with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.
(e)Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(m) or Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.
(f)Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Placement Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
(g)Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 21 hereof shall survive such termination and remain in full force and effect.
SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Placement Agent shall be directed to Jefferies LLC at 520 Madison Avenue, New York, New York 10022, attention General Counsel; notices to the Transaction Entities shall be directed to the Company at 3240 Carmel Mountain Road, Suite 100, San Diego, California 92121, attention of Robert Barton and Adam Wyll.
SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon Placement Agent, the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Placement Agent, the Transaction Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Placement Agent, the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Placement Agent shall be deemed to be a successor by reason merely of such purchase.
SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.
SECTION 17. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
SECTION 19. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to Placement Agent for use in connection with the offering of the Securities.
“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.
“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.
All references in this Agreement to financial data, statements and schedules, statistical and market-related data and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial data, statements and schedules, statistical and market-related data and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Placement Agent outside of the United States.
SECTION 20. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Placement Agent, and Placement Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Placement Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.
SECTION 21. Absence of Fiduciary Relationship. Each of the Transaction Entities, severally and not jointly, acknowledges and agrees that:
(a)Placement Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Transaction Entities or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Placement Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Placement Agent has advised or is advising the Transaction Entities on other matters, and Placement Agent has no obligation to the Transaction Entities with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)the public offering price of the Securities set forth in this Agreement was not established by Placement Agent;
(c)it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(e)it is aware that Placement Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transaction Entities and Placement Agent has no obligation to disclose such interests and transactions to the Transaction Entities by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(f)it waives, to the fullest extent permitted by law, any claims it may have against Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Placement Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Transaction Entities or employees or creditors of the Transaction Entities.
SECTION 22. Recognition of the U.S. Special Resolution Regimes.
(a)In the event that Placement Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that Placement Agent is a Covered Entity or a BHC Act Affiliate of Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 23. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Placement Agent and the Company in accordance with its terms.
Very truly yours,
AMERICAN ASSETS TRUST, INC.

By /s/ Adam Wyll
Name: Adam Wyll
Title: President and Chief Operating Officer
By /s/ Robert F. Barton
Name: Robert F. Barton
Title: Executive Vice President and Chief Financial Officer
AMERICAN ASSETS TRUST, L.P.

By: American Assets Trust, Inc., its general partner

By /s/ Adam Wyll
Name: Adam Wyll
Title: President and Chief Operating Officer
By /s/ Robert F. Barton
Name: Robert F. Barton
Title: Executive Vice President and Chief Financial Officer

Signature Page to Equity Distribution Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:
Jefferies LLC

By:     /s/ Donald Lynaugh
Authorized Signatory
Signature Page to Equity Distribution Agreement

EXHIBIT A
FORM OF PLACEMENT NOTICE

From:       [                                         ]

Cc:             [                                         ]

To:             [                                         ]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among American Assets Trust, Inc. (the “Company”), American Assets Trust, L.P. and Placement Agent (“Placement Agent”) dated December 3 2021, I hereby request on behalf of the Company that Placement Agent sell up to [__] of the Company’s common stock, par value $0.01 per share, at a minimum market price of $_______ per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES ON WHICH THE SHARES MAY NOT BE SOLD, THE MANNER IN WHICH SALES ARE TO BE MADE BY [PLACEMENT AGENT], AND/OR THE CAPACITY IN WHICH [PLACEMENT AGENT] MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]
A-1

EXHIBIT B
AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Jefferies LLC
Donald Lynaugh
Tel: (917) 421-1964
Email: dlynaugh@jefferies.com
Michael Magarro
Tel: (917) 421-1963
Email: mmagarro@jefferies.com
American Assets Trust, Inc.
Ernest Rady
Tel: (858) 350-2600
Email: erady@americanassets.com

Robert Barton
Tel: (858) 350-2607
Email: rbarton@americanassets.com

Adam Wyll
Tel: (858) 350-2788
Email: awyll@americanassets.com
B-1

EXHIBIT C
COMPENSATION
Placement Agent shall be paid compensation to be agreed upon of up to 2% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.
C-1

EXHIBIT D-1
FORM OF OPINION OF COMPANY COUNSEL
1. With your consent, based solely on certificates from public officials, we confirm that the Company is qualified to do business and is in good standing in the State of California.
2. With your consent, based solely on certificates from public officials, we confirm that the Operating Partnership is qualified to do business and is in good standing in the State of California.
    3. American Assets Services, Inc. is a corporation duly incorporated under the Delaware General Corporation Law (the “DGCL”) with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration
Statement, the Prospectus and the documents incorporated by reference therein. Based solely on certificates from public officials, we confirm that American Assets Services, Inc. is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the States of Hawaii, Oregon and California.

4. Each Material Subsidiary listed on Schedule B-1 is a limited liability company under the Corporations Code of the State of California or the Delaware Limited Liability Company Act (the “DLLCA”), as the case may be, with limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the documents incorporated by reference therein. With your consent, based solely on certificates from public officials, we confirm that each of the Material Subsidiaries set forth on Schedule B-1 is validly existing as a limited liability company under the Corporations Code of the State of California or the DLLCA, as the case may be.
    5. Each Material Subsidiary listed on Schedule B-2 is a partnership or limited partnership under the California Uniform Partnership Act of 1994 (the “Partnership Act”) or the California Uniform Limited Partnership Act of 2008 (the “Limited Partnership Act”), as the case may be, with partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the documents incorporated by reference therein. With your consent, based solely on certificates from public officials, we confirm that each of the Material Subsidiaries set forth on Schedule B-2 is validly existing as a partnership or limited partnership under the Partnership Act or the Limited Partnership Act, as the case may be.

    6. With your consent, based solely on certificates from public officials, we confirm that each of the Material Subsidiaries is (i) in good standing under the laws of its jurisdiction of formation, as set forth on Schedules B-1, B-2 or B-3, as applicable, and (ii) is qualified to do business and is in good standing in the foreign jurisdiction(s) set forth opposite its name on Schedule B-1, B-2 or B-3, as applicable.

D-1-1

    7. Each Equity Distribution Agreement has been duly executed and delivered by the Company and the Operating Partnership.
8. The execution and delivery of the Equity Distribution Agreements and the issuance, sale and delivery of the Securities by the Company to you pursuant to the Equity Distribution Agreements on the date hereof, do not:
(a) violate the provisions of any Subsidiary Operating Agreements;
(b) result in the breach of or a default under any of the Specified Agreements;
(c) violate any federal, California or New York statute, rule or regulation applicable to the Company, the Operating Partnership or any Material Subsidiary; or
(d) require any consents, approvals, or authorizations to be obtained by the Company, the Operating Partnership or any Material Subsidiary from, or any registrations, declarations or filings to be made by the Company, the Operating Partnership or any Material Subsidiary with, any governmental authority under any federal or California statute, rule or regulation applicable to the Company, the Operating Partnership or any Material Subsidiary on or prior to the date hereof that have not been obtained or made.
9. The Registration Statement has become effective under the Securities Act. With your consent, based solely on our review of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on [●], 20[●], we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) under the Securities Act.
10. The Registration Statement, as of the latest time that it became effective, including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
11. With your consent, based solely on a written advice from the New York Stock Exchange (“NYSE”), the Securities to be issued by the Company and sold pursuant to the Equity Distribution Agreements have been listed, subject to official notice of issuance, on the NYSE.
12. The statements in the applicable Incorporated Documents under the captions “Business—Regulation” and “Related-Party and Other Transactions Involving Our Officers and Directors,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal and California laws referred to therein, are accurate descriptions or summaries in all material respects (after giving effect to Rule 412 under the Securities Act).
13. Each of the Company and the Operating Partnership is not, and immediately after giving effect to the sale of the Securities in accordance with the Equity Distribution Agreements and the application of the proceeds therefrom as described in the Prospectus under the caption
D-1-2

“Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
14. Except for the Registration Rights Agreement, to the best of our knowledge, none of the Company or the Operating Partnership is a party to any agreement that would (a) require the inclusion in the Registration Statement of any securities of the Company owned by any person or entity other than the Company or (b) entitle such person to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company.
15. Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Forms 10-K, 10-Q and 8-K, the applicable schedule requirements for proxy statements under Regulation 14A and the applicable form requirements for registration statements on Form 8-A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in or omitted from such reports, proxy statements and registration statements. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.
Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:
•the Registration Statement, at the time it became effective on January 14, 2021, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or
•the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

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EXHIBIT D-2
FORM OF OPINION OF MARYLAND COUNSEL
1.The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the SDAT.
2.The Company has the corporate power to own, lease and operate its properties, and to conduct its business, as described (a) in the Prospectus under the headings “Our Company,” “Risk Factors,” “Use of Proceeds” and “Description of the Partnership Agreement of American Assets Trust, L.P.” and (b) in the 10-K under the heading “Item 1. Business” (collectively, the “Business Headings”), and to enter into and perform its obligations under the Equity Distribution Agreements.
3.The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Maryland and is in good standing with the SDAT.
4.The Operating Partnership has the limited partnership power to own, lease and operate its properties, and to conduct its business, as described in the Prospectus and the 10-K under the Business Headings and to enter into and perform its obligations under the Equity Distribution Agreements.
5.As of the date hereof, the Company has the authority to issue up to 490,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.01 par value per share.
6.Based solely on the Officer’s Certificate and any facts otherwise known to us, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of the Company, except for the outstanding common units of partnership interest in the Operating Partnership, awards granted pursuant to the American Assets Trust, Inc. and American Assets Trust, L.P. 2011 Equity Incentive Award Plan and as otherwise described in the Prospectus. No holder of shares of Common Stock has any statutory preemptive right under the Maryland General Corporation Law (“MGCL”) or, based solely on the Officer’s Certificate and any facts otherwise known to us, any contractual right to subscribe for any securities of the Company.
7.Upon the completion of all Corporate Proceedings relating to the Shares, the issuance and sale of the Shares to the Agents pursuant to the Equity Distribution Agreements, the Resolutions and the Corporate Proceedings will be duly authorized by all necessary corporate action on the part of the Company and, when and if issued and delivered to and paid for by the Agents pursuant to the Equity Distribution Agreements, the Resolutions, the Corporate Proceedings and any other resolutions adopted by the Board or a duly authorized committee thereof relating thereto, the Shares will be validly issued, fully paid and nonassessable, and no holder of the Shares is or will be subject to personal liability solely by reason of being such a holder.
8.The Form Certificate complies with all applicable requirements of the MGCL, the Charter and the Bylaws. The Common Stock conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus under the heading “Description of Common Stock.”
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9.The issuance of the Shares is not subject to any preemptive or other similar rights of any securityholder of the Company arising under the MGCL, the Charter or the Bylaws.
10.The execution and delivery by the Company of the Operating Partnership Agreement, and the execution and delivery by each of the Company and the Operating Partnership of the Equity Distribution Agreements, have been duly authorized by all necessary corporate action on the part of the Company and all necessary limited partnership action on the part of the Operating Partnership, respectively.
11.Each of the Company and the Operating Partnership has duly executed and delivered the Equity Distribution Agreements, and the Company has duly executed and delivered the Operating Partnership Agreement. The Operating Partnership Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
12.The information in the Prospectus under the headings “Description of the Partnership Agreement of American Assets Trust, L.P.,” “Description of Common Stock,” “Restrictions on Ownership and Transfer” and “Material Provisions of Maryland Law and of Our Charter and Bylaws” and in Item 15 of Part II of the Registration Statement, to the extent that it constitutes matters of Maryland law or summaries of Maryland law, the Charter or the Bylaws, or legal conclusions related thereto, has been reviewed by us and is correct in all material respects.
13.Except for such consents, approvals, authorizations, orders, registrations or filings, if any, as may be required under the securities laws of the State of Maryland, as to which we express no opinion, no consent, approval, authorization or other order of, or registration or filing with, any Maryland governmental authority or agency of the State of Maryland is required in connection with the due authorization, execution and delivery of the Equity Distribution Agreements by the Company or the Operating Partnership or the offering, issuance, sale or delivery of the Shares by the Company pursuant to the Equity Distribution Agreements.
14.The execution and delivery by each of the Company and the Operating Partnership of the Equity Distribution Agreements, the performance by each of the Company and the Operating Partnership of, and the compliance by each of the Company and the Operating Partnership with, its respective obligations thereunder, and the consummation by the Company and the Operating Partnership of the transactions contemplated by the Equity Distribution Agreements, the transactions contemplated by the Prospectus under the headings “The Offering” and “Use of Proceeds” and the transactions contemplated by the Prospectus and the 10-K under the Business Headings (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the heading “Use of Proceeds”), do not and will not result in any violation of (a) the Charter, the Bylaws, the Certificate or the Operating Partnership Agreement or (b) any Maryland law, regulation or rule to which the Company or the Operating Partnership, or any of their respective properties, may be subject.

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EXHIBIT D-3
FORM OF OPINION OF COMPANY TAX COUNSEL

(i) Commencing with its taxable year ended December 31, 2011, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and
(ii) The statements set forth in Exhibit 99.1 to the January 2021 Current Report under the caption “Federal Income Tax Considerations,” which is incorporated by reference in the Prospectus, insofar as such statements purport to describe or summarize certain provisions of the statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

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EXHIBIT E
OFFICER CERTIFICATE
The undersigned, Ernest S. Rady and Robert F. Barton, the duly qualified and elected President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of American Assets Trust, Inc. (“Company”), a Maryland corporation, do hereby certify in such capacities and on behalf of the Company, in its own capacity and as the general partner of American Assets Trust, L.P. (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), pursuant to Section 7(o) of the Equity Distribution Agreements, each dated December 3, 2021, by and among the Company, the Operating Partnership and each of Wells Fargo Securities, LLC, BofA Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC and BTIG, LLC (each a “Placement Agent”) that to the knowledge of the undersigned:
(i)    The representations and warranties of the Transaction Entities in Section 5 of the Agreements (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
(ii)           The Transaction Entities have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreements at or prior to the date hereof (other than those conditions waived by the Placement Agents).
    Each of Latham & Watkins LLP, counsel to the Company, Venable LLP, Maryland Special counsel to the Company, and Hogan Lovells US LLP, counsel to the Placement Agents, is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to Sections 7(p) and 7(q), respectively, of the Agreements.

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EXHIBIT F
ISSUER FREE WRITING PROSPECTUSES
[None]

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